EXHIBIT 10.21

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (“Agreement”) is entered into as of February 2, 2005 (the “Effective Date”) by and among Baxter Healthcare S.A., a corporation organized under the laws of Switzerland (“BHSA”), Baxter Healthcare Corporation, a company organized under the laws of Delaware (“BHC”), and Cerus Corporation, a company organized under the laws of Delaware (“Cerus”). BHSA and BHC are sometimes collectively referred herein to as “Baxter.” The foregoing entities are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, BHC and Cerus are parties to a Development, Manufacturing and Marketing Agreement, dated as of December 10, 1993, as amended to the date hereof (the “Platelet Agreement”) relating to products referred to herein as the “Platelet System” and to a Development, Manufacturing and Marketing Agreement, dated April 1, 1996, as amended and restated June 30, 1998, as further amended to the date hereof (the “RBC/FFP Agreement”) relating to products referred to herein as the “Plasma System” and the “RBC System;” (The Platelet System, the Plasma System and the RBC System are sometimes referred to herein individually as a “System” and collectively as the “Systems”, and such terms are intended to have the same meanings herein as those set forth in the License Agreement and the Manufacturing and Supply Agreement being entered into concurrently herewith.)

WHEREAS, concurrently with this Agreement, Baxter Capital Corporation and Cerus are entering into an Amendment, Mutual Release and Settlement Agreement (the “BCC Settlement Agreement”) relating to a Loan and Security Agreement, dated as of November 15, 2002 (the “Loan Agreement”);

WHEREAS, BHA and BHSA are parties to a Research and Development Cost Sharing Agreement, dated January 1, 2001, for the designing, developing, manufacturing and marketing of various blood therapy products, including those related to the INTERCEPT Blood System;

WHEREAS, Baxter and Cerus desire to restructure the arrangements provided for in the Platelet Agreement and the RBC/FFP Agreement and resolve certain disputes that have arisen concerning those agreements, and in furtherance of such objectives Baxter and Cerus are entering into a License Agreement, Manufacturing and Supply Agreement, Transition Services Agreement, and a Trademark License Agreement (to which Baxter International Inc. is also a party) concurrently with this Agreement (such agreements referred to collectively as the “Concurrent Agreements”);

WHEREAS, as used in this Agreement, “Commercialization Rights” means, as to a particular country or region, (a) as to Baxter, the right and responsibility of Baxter to

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market, distribute and sell the Platelet System pursuant to the Platelet Agreement, and the Plasma System pursuant to the RBC/FFP Agreement (and as further provided under this Agreement), in that country or region; or (b) as to Cerus, all rights of Cerus hereunder and under the Concurrent Agreements upon termination of Baxter’s Commercialization rights in that country or region. For the purposes of this agreement, references to termination of Baxter Commercialization Rights, or to Cerus gaining Commercialization Rights, in a particular country or region means that licenses and related rights under the Platelet Agreement or the RBC/FFP Agreement, as the case may be, have been released and relinquished to Cerus, pursuant to Section 4 of this Restructuring Agreement;

NOW THEREFORE, in consideration of the premises and the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows;

1. CONDITIONS. SUBSEQUENT PAYMENT.

1.1 Baxter’s Conditions Precedent. The effectiveness of this Agreement and the obligations of Baxter hereunder are subject to the satisfaction, or waiver by Baxter, of the following conditions precedent:

(a) Cerus shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of this Agreement and the Concurrent Agreements; and

(b) All conditions to be satisfied by Cerus pursuant to Section 7(a) of the BCC Settlement Agreement shall have been satisfied.

1.2 Cerus’ Conditions Precedent. The effectiveness of this Agreement and the obligations of Cerus hereunder are subject to the satisfaction, or waiver by Cerus, of the following conditions precedent:

(a) Baxter shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of this Agreement and the Concurrent Agreements;

(b) All conditions to be satisfied by BCC pursuant to Section 7(b) of the BCC Settlement Agreement shall have been satisfied.

1.3 Subsequent Payment. Baxter shall pay to Cerus the amount of [ * ] Dollars ($[ * ] ) at the time of the next [ * ] , which shall occur not later than [ * ] . In connection with such payment, BHC represents to Cerus that no payments have been made by BHC to BCC respecting Revenue Sharing Payments (as defined in the Platelet Agreement) due to Cerus with respect to Platelet System sales in the fourth quarter of 2004 (or the first quarter of 2005), any rights to Revenue Sharing payments now reverting to Cerus.

EXECUTION	2	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2. COMMERCIALIZATION RIGHTS, MARKET ACTIVITIES AND FUNDING.

2.1 EU Commercialization Rights Through 2006. Subject to the terms of this Agreement, Baxter shall maintain Commercialization Rights for the Platelet System under the Platelet Agreement and the Plasma System under the RBC/FFP Agreement through December 31, 2006 in the countries listed on Exhibit A to this Agreement, (the “European Territory”). Pursuant to such Commercialization Rights, Baxter shall (a) continue activities to achieve national and local approvals and gain market penetration of the Platelet System, and (b) activities to achieve national and local approvals (assuming CE mark approval) and market penetration of the Plasma System, in the countries of the European Territory. These activities will include pre-launch activities for the Plasma System to be approved by the Governance Committee. Through December 31, 2006 and any Extension Period, as defined below, Baxter will provide, at its expense all the necessary sales and marketing, distribution, regulatory, clinical/education and governmental affairs support to implement the plan to be approved by the Governance Committee. To carry out these activities, Baxter agrees to commit, at its own expense, through December 31, 2006, Baxter personnel comprising not less than [ * ] full-time-equivalent (FTE) employees in the European Territory in the areas itemized above, including not less than [ * ] employees, dedicated full-time, and [ * ] employees dedicated half-time, to marketing sales activities.

2.2 EU Commercialization Rights Extension 2007 – 2008.

(a) Baxter will have the option to continue Commercialization Rights for the Platelet System and the Plasma System in the European Territory from January 1, 2007 through December 31, 2008 (together with any the “Extension Period”); provided that prior to [ * ], Baxter (i) provides Cerus with written notice of such election, (ii) the Platelet Agreement or the RBC/FFP Agreement has not been previously terminated pursuant to Section 12.1 hereof, and (iii) Baxter provides Cerus with assurance, satisfactory to Cerus in its reasonable judgment (and which could include further escrow of funds for marketing/promotional expenditures), that the funds and resources will be available as committed. As used herein, the term “Extension Period” will mean such period of extension and any period of further extension pursuant to Section 2.3 below. In the event that such conditions are not met by [ * ], Baxter’s Commercialization Rights shall terminate effective January 1, 2007.

(b) If Baxter exercises the election in Section 2.2(a), Baxter will be obligated, in each of calendar years 2007 and 2008, to (i) expend not less than [ * ] Dollars ($[ * ]) per year on marketing/promotional activities in the European Territory for the Platelet System and Plasma System, to be allocated between such programs as approved by the Governance Committee, and (ii) commit, at Baxter’s own expense, not less than [ * ] full-time-equivalent (FTE) employees in the European Territory in the areas itemized above, including not less than [ * ] employees, dedicated full-time and

EXECUTION	3	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ] employees dedicated half-time, to marketing and sales activities for the Platelet System, and not less than [ * ] additional employees dedicated full-time to marketing and sales activities for the Plasma System, unless these commitments are revised through mutual agreement at the Governance Committee. However, if the Plasma System has not then received CE mark approval, and is not expected to receive such approval within such calendar year, the total expenditures for such year will be [ * ] Dollars ($[ * ]) and the [ * ] additional employees dedicated to marketing and sales activities for the Plasma System shall not be required for such calendar year.

2.3 EU Commercialization Rights Extension Post-2008.

(a) Subject to Section 8.1 hereof, Baxter will have the option to continue Commercialization Rights for the Platelet System and the Plasma System in the European Territory from January 1, 2009 through December 31, 2010 and for subsequent successive two-year periods; provided that prior to [ * ] of the calendar year preceding the commencement of any such period, Baxter (i) provides Cerus with written notice of such election, (ii) the Platelet Agreement or the RBC/FFP Agreement has not been previously terminated pursuant to Section 12.1 hereof, and (iii) Baxter provides Cerus with assurance, satisfactory to Cerus in its reasonable judgment (and which could include further escrow of funds for marketing/promotional expenditures), that the funds and resources will be available as committed. In the event that such conditions are not met by such February 28, Baxter’s Commercialization Rights shall terminate effective [ * ] of the succeeding calendar year.

(b) If Baxter exercises the election in Section 2.3(a), Baxter will be obligated, in each of calendar years of the further Extension Period, to (i) expend not less than [ * ] Dollars ($[ * ]) per year on marketing/promotional activities in the European Territory for the Platelet System and Plasma System, to be allocated between such programs as approved by the Governance Committee, and (ii) commit, at Baxter’s own expense, not less than [ * ] full-time-equivalent (FTE) employees in the European Territory in the areas itemized above, including not less than [ * ] employees, dedicated full-time and [ * ] employees dedicated half-time, to marketing and sales activities for the Platelet System, and not less than [ * ] additional employees dedicated full-time to marketing and sales activities for the Plasma System, unless these commitments are revised through mutual agreement at the Governance Committee. However, if the Plasma System has not then received CE mark approval, and is not expected to receive such approval within such calendar year, the total expenditures for such year will be [ * ] Dollars ($[ * ]) and the [ * ] additional employees dedicated to marketing and sales activities for the Plasma System shall not be required for such calendar year.

2.4 Reporting. The Baxter INTERCEPT Marketing Manager for Europe will be the primary contact for the Governance Committee, and will be responsible for reporting on the status and progress of the agreed-upon activities. Baxter will provide a monthly report to Cerus on market activities, including status and progress.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5 Intentionally Omitted.

2.6 Escrow Account.

(a) Baxter will deposit in a joint BHC/Cerus escrow account (the “Escrow Account”) pursuant to an Escrow Agreement to be entered into substantially in the form of Exhibit B to this Agreement (the “Escrow Agreement”):

i. [ * ] Dollars ($[ * ]) on or before the [ * ] day following [ * ];

ii. [ * ] Dollars ($[ * ]) on or before [ * ]; Baxter represents that this amount equals the difference between (x) [ * ] Dollars ($[ * ]) and (y) [ * ] by Baxter in the third and fourth calendar quarters of 2004 on marketing and promotional activities for the INTERCEPT Blood System, pursuant to the plan outlined and agreed upon by the Governance Committee, not including Baxter FTE and fringe benefit expenses; and

iii. [ * ] Dollars ($[ * ]) on or before [ * ].

(b) The Governance Committee will meet periodically (not less frequently than quarterly) to review and approve expenditures that have been made for marketing/promotional activities to assure consistency with the previously-approved budget and plan. Upon such approval, duly authorized signatures of Cerus and BHC will jointly sign instructions to the escrow agent to release funds to the Party (BHC, BHSA or Cerus) that incurred the expenditures. With respect to expenditures pursuant to Section 2.8, a duly authorized signatory of Cerus may solely sign instructions to the escrow agent to release funds to BHC for qualifying expenditures under Section 2.8.

2.7 2005–2006 Commitment; Release From Escrow For Marketing/Promotional Activities. Amounts deposited into the Escrow Account in 2005 and 2006 will be used to fund marketing/promotional expenses for the 2005 calendar year and 2006 calendar year, respectively, as further discussed in Section 8.1 below. For the avoidance of doubt, these funds will be over and above, and will not be used to fund, Baxter FTE expenses committed in Section 2.1 hereof; provided, however, they may fund expenses of consultants and of additional employees (beyond the FTEs committed pursuant to Section 2.1 hereof) dedicated full-time to sales and marketing of INTERCEPT, if engagement of such resources is approved by the Governance Committee. Approval of marketing and promotional expenditures will be governed by the terms of the Platelet Agreement and the Plasma Agreement, which provide for final plans and strategies to be established by the Management Board (now the Governance Committee) reasonably and in good faith. Baxter and Cerus each agrees that the objective is to expend the full amount of these funds in each respective calendar year, and neither will unreasonably withhold its consent to such expenditures.

EXECUTION	5	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.8 Release From Escrow For Plasma Development. Notwithstanding the foregoing, Cerus may, in its sole discretion, direct that an amount not exceeding Two Million Two Hundred Thousand Dollars ($2,200,000) be released from the Escrow Account to reimburse Baxter for activities that Baxter may undertake at Cerus’ request to continue development activities for the Plasma System directed toward CE Mark approval in the European Territory, and related manufacturing and validation, thereby releasing Cerus of the obligation for such payment from Cerus’ own funds. Not more than (a) [ * ] Dollars ($[ * ]) of such funds will be released in 2005 (to reimburse Baxter for activities in [ * ]), and not more than (b) [ * ] Dollars ($[ * ]) of such funds will be released in [ * ] (to reimburse Baxter for activities in [ * ]). Such release of funds will reduce the amount of the funds in the Escrow Account that would otherwise be dedicated to marketing/promotional expenses for the Plasma System, which the Parties agree is [ * ] Dollars ($[ * ]) for [ * ], combined, before such reductions.

2.9 Distribution, Payment of Unused Funds. Subject to Section 2.7, in the event the Governance Committee does not approve expenditure of the full amount of the escrowed funds allocated to [ * ] in that calendar year, or does not approve expenditure of the full amount of funds committed pursuant to Section 2.2(b) hereof in any year of the Extension Period, or if for any reason there are any such escrowed or committed amounts remaining unspent at the end of any such calendar year, the amount of unspent funds in the escrow account will be distributed equally to Baxter and Cerus within [ * ] days following the end of the calendar year. With respect to any amounts committed pursuant to Section 2.2 or Section 2.3 for any Extension Period (if funds representing such amounts are not in the Escrow Account) one-half of the amounts so committed, but unspent, in any calendar year, will be paid by Baxter to Cerus within [ * ] days following the end of the calendar year.

2.10 Marketing Plans and Activities. For 2005, 2006 and of each year of the Extension Period, the joint Baxter/Cerus INTERCEPT marketing team will prepare and present to the Governance Committee a detailed marketing plan and budget for that calendar year for the Platelet System and Plasma System in the countries in the European Territory where Baxter retains Commercialization Rights. The Governance Committee will approve such marketing plan and budget not later than [ * ] and [ * ] respectively of each respective year, and will also by [ * ] agree on a retention plan for dedicated INTERCEPT marketing personnel in the European Territory for 2005 and 2006 and each year of any Extension Period. The Governance Committee must approve any subsequent changes to such plan or budget. Neither Baxter nor Cerus will unreasonably withhold its approval of such plan or budget or subsequent revisions thereto. Cerus will not unilaterally make any commitments to any customers that any studies will be funded by Baxter (including funding through the Escrow Account) relative to such customers. In the event that Cerus does unilaterally make any such commitment, Cerus shall bear the expense of such study.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.11 North America Commercialization Rights.

(a) Subject to the terms of this Agreement, Baxter shall maintain Commercialization Rights as to the Platelet System in North America. It is understood that the Parties, intend to carry out discussions with the U.S. Food and Drug Administration (“FDA”) to gain clarification whether the Platelet System may be approved for marketing in the United States without additional clinical or other activities, or whether additional such activities will be required. When such question is answered with reasonable clarity (which the Parties anticipate will occur at a meeting with the FDA, and will not require formal written response from the FDA), Cerus will provide Baxter with a notice requesting Baxter to confirm whether Baxter desires to continue to maintain Commercialization Rights as to the Platelet System in North America. Baxter will have [ * ] days from the date of Cerus’ notice to respond by written notice to Cerus. If Baxter responds that Baxter does not desire to maintain Commercialization Rights as to the Platelet System in North America, or if Baxter fails to respond strictly within such [ * ] day period, Baxter’s Commercialization Rights to the Platelet System in North America will immediately terminate upon such event.

(b) If Baxter’s written notice of response states that Baxter desires to maintain Commercialization Rights as to the Platelet System in North America, then Baxter shall have the following obligations:

(i) Baxter will fund one hundred percent (100%) of further clinical, development or other activities, including without limitation Phase 3b or Phase 4 studies, if required by the FDA for approval to market the Platelet System, and will use commercially reasonable efforts to carry out such activities and gain such approval;

(ii) Baxter will use commercially reasonable efforts to launch the Platelet System in the United States as promptly as possible following FDA approval. Baxter will expend not less than [ * ] Dollars ($[ * ]) per year on marketing/promotional activities in North America for the Platelet System during the calendar year preceding market launch and the next following calendar year, and will expend not less than [ * ] Dollars ($[ * ]) per year on marketing/promotional activities in North America for the Platelet System each calendar year thereafter. In addition, Baxter will commit not less than [ * ] FTEs to sales and marketing of the Platelet System in North America. The marketing/promotional expenses specified above will be over and above such FTE expenses, unless otherwise agreed by the Governance Committee.

2.12 BioOne Territory Commercialization Rights. With respect to the countries of Japan, China (including all Special Administrative Regions), Taiwan, South Korea, Thailand, Vietnam and Singapore (the “BioOne Territory”), Commercialization Rights continue to the extent provided in Section 4.4 of this Agreement; provided that if a transaction of the nature described in Section 3.2(c) hereof is not entered into with BioOne or another entity within [ * ] months of the date of this Agreement; Commercialization Rights as to the Plasma System will terminate in China (including

EXECUTION	7	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Hong Kong and other specific administrative regions) and Japan. In such event, the remainder of countries in the BioOne Territory will be considered ROW as to the Plasma System for the purposes of this Agreement.

2.13 Rest of World Commercialization Rights.

(a) As used herein, “Rest of World” or “ROW” means all countries other than the countries of the European Territory, North America and the BioOne Territory, as such terms are defined herein; provided however that certain countries may be added to the ROW pursuant to the express provisions hereof.

(b) Subject to the terms of this Agreement, Baxter shall maintain Commercialization Rights for the Platelet System under the Platelet Agreement and the Plasma System under the RBC/FFP Agreement in the countries of the ROW through the period provided for in this Section 2.13.

(c) Baxter’s Commercialization Rights for the ROW will continue in effect for the same period as Baxter’s Commercialization Rights for the European Territory, subject to Section 8 hereof and to the following. For 2005, 2006 and each year of the Extension Period, Baxter will prepare and present to the Governance Committee a detailed marketing plan and budget for that calendar year for the Platelet System and the Plasma System for specific countries in the ROW. For 2005, such plan and budget for such specific countries will be presented not later than [ * ] days after the Effective Date, for approval by the Governance Committee its second calendar quarter meeting (if not approved sooner). For subsequent calendar years, such budget and plan will be presented for approval by the Governance Committee not later than [ * ] of each respective year. Not later than [ * ] of each succeeding year, the Governance Committee will review whether or not Baxter has performed the activities specified in the marketing plan and budget previously approved for each such country. If Baxter has not performed the specified activities in any country, Cerus may elect, by written notice to Baxter, to terminate Baxter’s Commercialization Rights in such country.

(d) If the marketing plan and budget for a particular ROW country presented by Baxter pursuant to Section 2.13(c) above is not approved by the Governance Board, Cerus may elect, by written notice to Baxter, to terminate Baxter’s Commercialization Rights in such country. If Baxter and Cerus disagree at the Governance Committee level on whether the plan should be approved, the matter will be submitted for arbitration pursuant to Section 15.12 hereof.

(e) If Baxter does not provide a marketing plan and budget for any year, as provided in Section 2.13(c) above for a country in the ROW, Cerus may request that Baxter provide such a plan and budget for such country. If Baxter does not provide such a plan for such country within [ * ] days after such request, Cerus may elect, by written notice to Baxter, to terminate Baxter’s Commercialization Rights in such country.

EXECUTION	8	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f) If at any time for any reason, the rights granted to a partner revert to Baxter and Cerus with respect to any country of the ROW, then Baxter’s Commercialization Rights will automatically terminate as to such country, which shall be thereafter considered a Reverted Right Region.

(g) Subject to Section 4.3, Baxter’s Commercialization Rights will automatically terminate as to all ROW countries upon termination of Baxter’s Commercialization Rights as to the European Territory, upon non-exercise by Baxter of its election pursuant to Section 2.3 (a); provided, however, that if the termination of European Territory Commercialization Rights occurs through exercise by Cerus of the European Territory Buy-Out rights pursuant to Section 8.1 hereof, Cerus may obtain such rights as to the ROW country only through exercise of its ROW country Buy-Out Rights pursuant to Section 8.2 hereof.

2.14 Condition to Extensions. It shall be a condition to exercise of Baxter’s options to extend any Commercialization Rights into any Extension Period that Baxter shall be in compliance, in all material respects, with the requirements of this Agreement, the Platelet Agreement, the RBC/FFP Agreement (as to Plasma System matters) and the Concurrent Agreements at the time of such exercise.

3. DEVELOPMENT.

3.1 Platelets.

(a) Cerus and Baxter acknowledge and agree that the Cooperative Development Work, as defined in the Platelet Agreement:

(i) is completed, effective January 1, 2005, with respect to activities directed toward the European Territory;

(ii) continues with respect to activities directed toward North America, subject to the following: After the Effective Date, the Cooperative Development Work will be initially limited to preparing (to the extent not already prepared), and submitting to the FDA, such documents as Cerus deems appropriate, and participating in one or more meetings with the FDA. The purpose of such activities is to gain clarification whether the Platelet System may be approved for marketing in the United States without additional clinical or other activities, or whether additional such activities will be required. Cerus will have the primary discretion to determine the strategy for communications with the FDA, subject to Baxter’s approval, and Baxter will conduct such communications, including meetings, with the participation of Cerus. Each Party will bear its own expenses of such activities. Following such activities, if Baxter, pursuant to the Section 2.11(b), provides notice that Baxter desires to maintain Commercialization Rights as to the Platelet System in North America, then the Cooperative Development work will continue (if additional development activities are required) with Baxter thereafter bearing all costs of such activities as provided in Section

EXECUTION	9	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.11(b)(i). If, pursuant to Section 2.11(a), Baxter does not maintain Commercialization Rights as to the Platelet System in North America, the Cooperative Development Work will then be considered terminated as to the Platelet System in North America.

(b) With respect to the BioOne Territory, Baxter and Cerus acknowledge that development and commercialization will be carried on by BioOne Corporation (“BioOne”) pursuant to agreements previously entered into with BioOne BHC, BHSA and Cerus each agrees to perform its obligations under such agreements in support of BioOne’s activities. Such activities will not be considered Cooperative Development work that is subject to joint funding under the Platelet Agreement.

(c) With respect to activities concerning the Platelet System directed to the ROW, the parties will pursue commercialization as provided in Section 2.13 hereof. Such activities will be at Baxter’s expense and will not be considered Cooperative Development work that is subject to joint funding under the Platelet Agreement, unless the parties otherwise agree at the Governance Committee level. It is understood that Baxter has no obligation to make any System modifications, or fund any clinical studies, that may be necessary to gain approval in any ROW country, but Baxter agrees that the expenses of any regulatory personnel and activities in such country will be solely Baxter’s responsibility.

3.2 Plasma.

(a) Cerus and BHC acknowledge and agree that the Cooperative Development Work, as defined in the RBC/FFP Agreement, for the Plasma System;

(i) continues with respect to activities directed toward obtaining CE Mark in the European Territory;

(ii) is terminated, effective January 1, 2005, with respect to activities directed to North America;

(b) With respect to activities directed toward obtaining CE Mark for the Plasma System and related manufacturing and validation, Baxter agrees, at Cerus’ request and expense, to carry out the further development activities set forth on Exhibit C to this Agreement within the time schedules set forth on such Exhibit for such activities. The charge for such activities will not exceed the amount set forth on such Exhibit, provided that the scope of such activities is not expanded. Cerus agrees to fund those Baxter activities, as well as Cerus activities, directed toward completing the application for CE Mark, including through funding from the Escrow Account pursuant to Section 2.8, above.

(c) With respect to the countries of the BioOne Territory, it is acknowledged that Cerus has been discussing with BioOne and Baxter a potential transaction related to the Plasma System that is similar to the transaction previously

EXECUTION	10	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

entered into for the Platelet System. In the event such a transaction is entered into, it is anticipated that development and commercialization will be carried on by BioOne. Pending the completion of the transactions, the Parties do not expect that any Cooperative Development work will be funded specifically directed to the countries of the BioOne Territory. The parties agree to cooperate to supply information to BioOne and engage in discussions with BioOne to facilitate the completion of such transaction. Such activities will not be considered Cooperative Development work that is subject to funding under the RBC/FFP Agreement. In the event that such transaction is not entered into with BioOne or another entity within [ * ] months of the date of this Agreement, the Cooperative Development Work for the Plasma System will be considered terminated with respect to the countries of the BioOne Territory.

(d) With respect to activities concerning the Plasma System directed to the ROW, the parties will pursue commercialization as provided in Section 2.13 hereof. Such activities will be at Baxter’s expense and will not be considered Cooperative Development work that is subject to joint funding under the RBC/FFP Agreement, unless the parties otherwise agree at the Governance Committee level. It is understood that Baxter has no obligation to make any System modifications, or fund any clinical studies, that may be necessary to gain approval in any ROW country, but Baxter agrees that the expenses of any regulatory personnel and activities in such country will be solely Baxter’s responsibility.

3.3. Red Blood Cells. Cerus and BHC acknowledge and agree that the Cooperative Development Work, as defined in the RBC/FFP Agreement, for the RBC System is terminated, effective January 1, 2005, with respect to activities directed to all countries of the world; provided that Baxter shall promptly complete in 2005 the chronic and acute close-out clinical trial reports on the RBC program that had been scheduled for completion in 2004, and furnish such reports to Cerus, which shall be at Baxter’s own expense with respect to any activities in 2005.

4. RELINQUISHMENT OF RIGHTS.

4.1 Rights Relinquished. BHC and BHSA each hereby releases and relinquishes to Cerus all of its licenses and related rights under the Platelet Agreement and the RBC/FFP Agreement to Cerus Patents, Cerus Know-How, Cerus Licensed Patents, Cerus Licensed Know-How and Cerus Compounds, Cerus Inventions, Cerus Project Inventions and Contractor Inventions, as such terms are defined in such agreements respectively, as follows in the following regions (the “Reverted Right Regions,” each a “Reverted Right Region” as to the particular System or Systems):

(a) Plasma. Under the RBC/FFP Agreement, as to the field of inactivation of pathogens in plasma components of blood: all licenses and related rights in North America;

EXECUTION	11	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Red Blood Cells. Under the RBC/FFP Agreement, to the field of inactivation of pathogens in red blood cells: all licenses and related rights worldwide;

(c) Other. Under the RBC/FFP Agreement, as to any other part of the Field (as such term is defined in such agreement) that is not mentioned in Sections 4.1(a) and 4.1(b) above: all licenses and related rights worldwide.

4.2 Rights Relinquished on Subsequent Termination of Commercialization Rights. Effective upon the termination of Commercialization Rights as to the Platelet System or the Plasma System in any country as to which licenses and rights were not previously released and relinquished pursuant to Section 4.1, BHC and BHSA each will automatically release and relinquish to Cerus all of its licenses and related rights under the Platelet Agreement and the RBC/FFP Agreement, as the case may be, to Cerus Patents, Cerus Know-How, Cerus Licensed Patents, Cerus Licensed Know-How and Cerus Compounds, Cerus Inventions, Cerus Project Inventions and Contractor Inventions, except to the extent that Commercialization Rights are expressly retained by Baxter hereunder after such date. At such time, such country will become part of the Reverted Right Regions.

4.3 Rights Retained for Third Party Agreements. If an agreement is reached, on or before [ * ], or during [ * ], if applicable, with a partner or partner(s) for commercialization of the Platelet System or the Plasma System in any country (outside the BioOne Territory) in which Baxter then retains Commercialization Rights for such System, licenses and related rights in such country will remain subject to the Platelet Agreement or the RBC/FFP Agreement, case may be, as necessary to support such third party agreement. (Any such third party agreement will require the approval of Baxter and Cerus.) Revenues from such agreement [ * ]. However, if at any time for any reason, the rights granted to such third party revert to Baxter/Cerus with respect to such country, then Baxter’s license and related rights shall automatically be released and relinquished to Cerus as to such System in such country, which shall be thereafter considered a Reverted Right Region. If the Parties are unable to complete such mutually acceptable agreements in a country on or before the date on which Baxter’s Commercialization Rights terminate in such country, such country will become part of the Reverted Rights Region as of the date of termination of the Commercialization Rights.

4.4 Rights Retained For Performance of BioOne Agreements. Notwithstanding Section 4.2, Baxter will retain any licenses and related rights necessary to support the licenses granted by Baxter to BioOne and to enable Baxter to carry out its commitments (a) to BioOne under the BioOne Agreements concerning the Platelet System, and (b) under future agreements (with respect to the BioOne Territory) that may be entered into between Cerus, Baxter and BioOne or another entity pursuant to the terms of the Agreement. However, if at any time for any reason, the rights granted to BioOne or other entity as to the Platelet System or the Plasma System revert to Baxter/Cerus with respect to China or Japan, then Baxter’s license and related rights shall automatically be released and relinquished to Cerus as to such country, which shall be thereafter

EXECUTION	12	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

considered a Reverted Right Region as to such System (subject to Baxter’s rights under section 5.6 of the License Agreement). If such rights revert to Baxter/Cerus as to a System in any other country of the BioOne Territory, such country will thereafter be considered part of ROW for the purposes of this Agreement.

4.5 Regulatory Transfer. Baxter hereby transfers to Cerus the regulatory rights and future responsibility for the Platelet System, the Plasma System and the RBC System in the respective Reverted Rights Regions applicable to each such System as of such date. Baxter will make a prompt subsequent orderly transfer of the related regulatory documents to Cerus.

4.6 Regulatory Transfer on Other Events. Upon any event resulting in addition of a country or region to the Reverted Rights Regions as to any System, there shall be automatically transferred to Cerus the regulatory rights and future responsibility for such Systems in such country or region. Baxter will, as early as reasonably possible, make an orderly transfer of the related regulatory documents to Cerus.

4.7 Cross-Reference to Baxter Regulatory Files. Following the transfers of regulatory rights and responsibilities described above, Cerus shall continue to be able to cross-reference any regulatory files of Baxter as necessary or useful to support regulatory submissions for the Platelet System the Plasma System and the RBC System. Baxter shall, at Cerus’ request, execute and provide to Cerus such other documents as are necessary or appropriate to notify any regulatory agency of such authorization.

5. LICENSE AGREEMENT; TRADEMARK LICENSE.

5.1 License Agreement. Concurrently with this Agreement, Baxter and Cerus are entering into a License Agreement (the “License Agreement”) whereby Baxter licenses to Cerus certain rights to certain patents, know-how and materials, all as described in the License Agreement, related to the INTERCEPT Blood System in the Reverted Rights Regions.

5.2 No Diligence Obligations. For the purpose of dispute avoidance, it is agreed that Cerus has no diligence obligations to develop or commercialize products under this Agreement or the License Agreement, except as set forth in Section 3.2(b) concerning activities related to the application for CE Mark for the Plasma System.

5.3 Trademark License Agreement. Concurrently with this Agreement, Baxter and Cerus are entering into a Trademark License Agreement (the “Trademark License”) whereby certain rights in the INTERCEPT Blood mark, other marks that include the INTERCEPT name, and any designs associated therewith, are licensed to Cerus in the countries in which Cerus gains Commercialization Rights.

EXECUTION	13	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6. MANUFACTURING AND SUPPLY.

6.1 Platelets and Plasma in the Countries Where Baxter Retains Commercialization Rights.

(a) For the purpose of clarity, so long as Baxter retains Commercialization Rights hereunder for the Platelet System or the Plasma System, as the case may be, for a particular country or region, Baxter will continue to manufacture Platelet Systems and related products as provided in the Platelet Agreement, and Plasma Systems and related products as provided in the RBC/FFP Agreement, for such country or region, as well as sets for use in development and clinical testing of such Products in such country or region. Except for costs Cerus has previously expressly agreed to incur in connection with design transfer for relocation of Plasma System manufacturing from [ * ] to [ * ], Baxter will bear all costs of relocation and revalidating manufacturing facilities. Any costs involved with such relocation will not increase the Cost of Goods to Cerus over the Cost of Goods that was in effect as to manufacture of any System at the previous location.

(b) Notwithstanding Section 6.1(a), the Parties will cooperate to attempt to identify suppliers that could manufacture or assemble complete Platelet Sets and Plasma Sets at lower cost than Baxter’s Cost of Goods and at equal or superior quality to Baxter’s manufacture or assembly. (Such supplier would be permitted to obtain at cost Baxter raw materials for such use in manufacture or components for use in assembly). In the event that the Parties’ identify such a supplier, or Cerus individually identifies such a supplier, Cerus may provide written notice to Baxter of its request that Baxter utilize such supplier in order to reduce the Cost of Goods for a particular System. (Cerus may provide such notice, however, only if Baxter has elected to extend its Commercialization Rights into an Extension Period.) Within [ * ] months of its receipt of such notice Baxter shall either (a) reduce its Cost of Goods for the particular System to be no greater than that which would pertain by use of such supplier, or (b) commence payment to Cerus of additional Revenue Sharing Payments (as defined under the Platelet Agreement and the RBC/FFP Agreement) equal to the additional amounts that Cerus would receive if the supplier were utilized, or (c) commence transition to such supplier and thereafter use commercially reasonable efforts to expeditiously complete such transition. As used herein, the terms “Platelet Sets” and “Plasma Sets” shall mean “Inactivation Packages” (as defined in the Platelet Agreement and the RBC/FFP Agreement) for the Platelet System and the Plasma System, respectively.

6.2 Manufacturing and Supply Agreement. To assure Cerus a supply of products for a certain period in those countries and regions in which Cerus gains Commercialization Rights, Baxter and Cerus are entering into a Manufacturing and Supply Agreement of even date herewith.

EXECUTION	14	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.3 Obligations to BioOne. Baxter agrees, for the benefit of Cerus, to manufacture products and materials, components and subassemblies for BioOne pursuant to the Manufacturing and Supply Agreement previously entered into with BioOne for the Platelet System, and agreements, if any, that may be entered into with BioOne or other party for the Plasma System, and to otherwise comply with its obligations under the BioOne Agreements and such other agreements, if any.

7. TRANSITION SERVICES. To assure a smooth transition of rights and responsibilities concerning marketing, sales and distribution responsibilities in any country upon termination of Baxter’s Commercialization Rights in such country, concurrently with this Agreement, Baxter and Cerus are entering into a Transition Services Agreement (the “Transition Services Agreement”).

8. CERUS BUY-OUT OF COMMERCIALIZATION RIGHTS.

8.1 European Territory Buy-Out. If Baxter exercises the election under Section 2.3(a) to continue Commercialization Rights into any Extension Period, commencing with the [ * ] Extension Period, Cerus will have the election (the “European Territory Buy-Out Rights”) to terminate Baxter’s Commercialization Rights in the European Territory as to the Platelet System and the Plasma System, effective as of [ * ], or as of the first day of any subsequent Extension Period, as the case may be. For the purpose of clarity, in such event, Baxter’s Commercialization Rights will not continue into such Extension Period, even though Baxter elected to so continue. Such election will apply to the entire European Territory, and may not be exercised on a country-by-country basis.

(a) To make such election, Cerus will so notify Baxter in writing not later than the [ * ] next following the [ * ] deadline for Baxter’s exercise of its election pursuant to Section 2.3(a).

(b) In consideration of such election, Cerus shall pay to Baxter an amount (the “European Territory Buy-Out Price”) computed as follows: The European Territory Buy-Out Price shall be equal to (i) [ * ] times Baxter’s Adjusted Gross Margin (as defined in Section 8.3) on sales of the Platelet System, and (ii) [ * ] times Baxter’s Adjusted Gross Margin on sales of the Plasma System; in the European Territory for the [ * ] months preceding [ * ] of the calendar year of Cerus’ election notice pursuant to clause (a) immediately above.

8.2 ROW Country Buy-Out. Cerus will have the election (the “ROW Country Buy-Out Rights”) to terminate Baxter Commercialization Rights as to any ROW country as of the first day of any calendar year commencing with [ * ].

(a) To make such election, Cerus will so notify Baxter in writing not later than July 1of the calendar year prior to the calendar year in which such termination is to become effective.

EXECUTION	15	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) In consideration of such election, Cerus shall pay to Baxter an amount (the “ROW Country Buy-Out Price”) computed as follows: The ROW Country Buy-Out Price for a particular country shall be equal to (i) [ * ] times Baxter’s Adjusted Gross Margin on sales of the Platelet System, and (ii) [ * ] times Baxter’s Adjusted Gross Margin on sales of the Plasma System; in such country for the [ * ] months preceding [ * ] of the calendar year of Cerus’ election notice; provided, however, that the ROW Country Buy-Out price for any country will be not less than the amount of Baxter’s expenditures (not including FTE costs except for employees dedicated full-time to commercial activities concerning the Platelet System and the Plasma System in such country) on commercial activities dedicated to the Platelet System and the Plasma System in that country during the [ * ] months preceding such [ * ] date.

8.3 Adjusted Gross Margin. As used in this Section 8, Baxter’s Adjusted Gross Margin means Baxter’s gross sales revenues, less product return credits and pricing adjustments, as determined in accordance with generally accepted accounting principles, consistently applied (GAAP) and in accordance with Baxter’s normal accounting policies consistently applied, minus Revenue Sharing Payments (as defined in the Platelet Agreement and the RBC/FFP Agreement) paid or payable to Cerus in respect of such sales revenues and minus Baxter’s Cost of Goods (as defined in such agreements and amended by this Agreement).

8.4 Buy-Out Process. Baxter shall notify Cerus in writing of the amount of Adjusted Gross Margin pertinent to computing the European Territory Buy-Out Price or the ROW Country Buy-Out Price, as the case may be, and furnish Cerus with the information supporting such calculation, as promptly as such information becomes available to Baxter, following the relevant [ * ] date. Cerus shall notify Baxter within [ * ] days following receipt of such notice whether Cerus accepts such amount or disputes such amount. If Cerus disputes such amount, Baxter and Cerus will follow the dispute resolution procedure provided in Section 15.12(c) hereof to determine the amount. Any dispute concerning the Adjusted Gross Margin amount will not affect or delay the termination of the respective Commercialization Rights, nor the obligation of Cerus to pay the respective Buy-Out Price, once such amount is finally determined.

8.5 Payment Date. The European Territory Buy-Out Price or ROW Country Buy-Out Price will be paid not later than the third business day of the calendar year in which the termination of Baxter’s Commercialization Rights becomes effective pursuant to the European Territory Buy-Out or the ROW Country Buy-Out, as the case may be.

9. REVENUE SHARING.

9.1 Under Platelet and RBC/FFP Agreement. Revenues from the sale of Platelet Systems and related products, and Plasma Systems and related products, in any country where Baxter retains Commercialization Rights, will continue to be shared as provided in the Platelet Agreement and the RBC/FFP Agreement, respectively, subject,

EXECUTION	16	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

however to Section 9.3 below. In addition, during any Extension Period, in computing Premium with respect to Plasma Systems, Baxter’s Marketing and Administrative Expenses for any calendar year shall be limited to twelve percent (12%) of Baxter’s Net Sales for such calendar year (as the terms “Premium,” “Marketing and Administrative Expenses” and “Net Sales” are defined in the RBC/FFP Agreement).

9.2 Standard Cost Calculations. Baxter’s calculation of the standard cost of goods for the European Platelet System and estimated cost of goods for the Plasma System for 2005 are set forth on Exhibits C and D to the Manufacturing Agreement. The standard cost of goods for subsequent calendar years will vary depending on (a) volume of manufactured products; (b) changes to the product specification; (c) unanticipated supplier costs; and (d) inflation or deflation. Cost adjustments will be made to reflect the effect of these variables, provided that (x) adjustments due to volume are as described in Exhibit D; (y) supplier cost increases are included only if such increase is greater than inflation, as measured by the year-to-year change in the annual average CPI-U index; and (z) only changes in inflation or deflation resulting in a [ * ] percent ([ * ]%) or greater change will be reflected in an adjustment to the cost of goods. Baxter represents that the calculation for 2005 has been made, and covenants that future calculations of Baxter’s standard cost of goods will be made, in accordance with GAAP and Baxter’s normal accounting practices, all consistently applied, with any estimates used in making such calculation being made reasonably and in good faith. The standard cost will be based upon the local currency in the country in which the Manufactured Product is manufactured.

9.3 Adjustments to Standard Cost.

(a) For the purposes of this Section the capitalized terms “Revenue Sharing Payments,” “Premium,” “Cost of Goods” and “Inactivation Package” have the definitions set forth in the Platelet Agreement and the RBC/FFP Agreement, respectively. In addition, the terms “Platelet Sets” and “Plasma Sets,” as used herein, are intended to be synonymous with “Inactivation Package,” as used in the Platelet Agreement and the RBC/FFP Agreement, respectively. This Section 9.3 is made against the background that the Revenue Sharing Payments due to Cerus under the Platelet Agreement and the RBC/FFP Agreement are based on Premium, which is computed in part based on Baxter’s Cost of Goods. Baxter has informed Cerus that, in computing Premium, Baxter has used, and intends to use, its standard cost of goods, calculated consistent with Section 9.2, rather than its actual Cost of Goods. The parties hereby ratify such practice and agree that, subject to Sections 9.3(b), (c) and (d) below, Baxter’s Cost of Goods, as such term is used in the Platelet Agreement and the RBC/FFP Agreement shall refer to Baxter’s standard cost of goods.

(b) Notwithstanding the foregoing, for computing Premium on sales of Platelet Systems in calendar years [ * ] only, the Parties agree that, promptly following each such calendar year, Baxter will determine the actual Cost of Goods (without regard to the modification effected by Section 9.3(a)) for such products for such year and prepare a calculation of Premium on that basis.

EXECUTION	17	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) In the event that such calculation results in a greater Revenue Sharing Payment to Cerus for such calendar year than that derived using Baxter’s standard cost of goods, Baxter will make an additional payment to Cerus in the amount of the difference between such greater Revenue Sharing Payment amount and the Revenue Sharing Payment previously paid or payable to Cerus with respect to such calendar year; provided that such additional payment shall not exceed [ * ] Dollars ($[ * ]) per Inactivation Package. Baxter will not be required, however, to make any payment that would cause Cerus’ Revenue Sharing per Inactivation Package to be greater than the maximum amount indicated in the last sentence of Section 7.2, as amended, of the Platelet Agreement.

(ii) In the event that such calculation results in a lesser Revenue Sharing Payment to Cerus for such calendar year than that derived using Baxter’s standard cost of goods, Cerus will refund to Baxter the difference between the Revenue Sharing Payment previously paid or payable to Cerus with respect to such calendar year and such lesser Revenue Sharing Payment amount; provided that such payment shall not exceed [ * ] ($[ * ]) per Inactivation Package. Notwithstanding the foregoing, Cerus will not be required, however, to make any payment that would cause Cerus’ Revenue Sharing per Inactivation Package to be less than the minimum amount indicated in the last sentence of Section 7.2, as amended, of the Platelet Agreement.

(c) Also notwithstanding the foregoing, for computing Premium on sales of Platelet Systems and Plasma Systems in calendar years subsequent to [ * ]. The following shall apply:

(i) With respect to Platelet Sets, the Cost of Goods will exclude that portion of Overhead per Platelet Set exceeding [ * ]Dollars and [ * ] Cents ($[ * ]) per unit; provided that the aggregate number of Platelet Sets shipped by Baxter in any calendar year exceeds [ * ], inclusive of shipments to Cerus and shipments by Baxter to its customers or other collaborators, such as BioOne. With respect to Plasma Sets, the Cost of Goods will exclude that portion of Overhead per Plasma Set exceeding [ * ] Dollars and [ * ] Cents ($[ * ]) per unit; provided that the aggregate number of Plasma Sets shipped by Baxter in any calendar year exceeds [ * ], inclusive of shipments to Cerus and shipments by Baxter to its customers or other collaborators, such as BioOne.

(ii) If shipments are for fewer than [ * ] Platelet Sets in any calendar year, aggregate Overhead applied over all Platelet Sets shipped in such calendar year, inclusive of all shipments described in clause (i) above, shall not exceed [ * ] Dollars ($[ * ]). If shipments are for fewer than 40,000 Plasma Sets in any calendar year, aggregate Overhead applied over all Plasma Sets shipped in such calendar year, inclusive of all shipments described in clause (i) above, shall not exceed [ * ] Dollars ($[ * ]).

EXECUTION	18	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii) As used in this Section 9.3(c) definition: “Overhead” means total overhead, depreciation and amortization; “Direct Cost” means the direct cost of labor and materials computed before Overhead. For the purpose of determining Overhead per Platelet Set or Plasma Set (collectively “Sets”), the parties will project at the commencement of each calendar year whether the number of such Sets expected to be shipped in such calendar exceeds [ * ] and will apply clause (a) or (b) above according to such projection. If the parties projected that fewer than [ * ] units would be shipped, a reconciliation will be made promptly following the end of such calendar year. If the parties projected that more than [ * ] units would be shipped, a reconciliation will be made promptly following the end of such calendar year if fewer units were shipped.

(d) For the purpose of clarity, the Parties preserve the Platelet Agreement provisions to the effect that, in computing Premium, Baxter is entitled to deduct that portion of its Cost of Goods that exceeds $[ * ] and Cerus is entitled to receive that portion of its Cost of Goods that exceeds $[ * ] (as per the definitions of “Additional Cost of Goods,” “Anticipated Cost of Goods,” and “Premium” in Section 2 of the Platelet Agreement).

(e) For the purpose of consistency, Baxter confirms that its standard cost of goods does not and will not include any of the items that were expressly excluded from “Cost of Goods”, as previously defined, in the Platelet Agreement and the RBC/FFP Agreement.

9.4 Under License Agreement for Reverted Right Regions. Cerus will pay Baxter a royalty as set forth in the License Agreement with respect to the sale of Platelet Systems, Plasma Systems and certain related products in the Reverted Rights Regions.

9.5 Under BioOne Agreements. Baxter and Cerus will share revenues arising from the agreements previously entered into with BioOne concerning the Platelet System as provided in such agreements. If Baxter and Cerus enter into similar agreements with BioOne or other party with respect to the Plasma System, as contemplated in Section 3.2(c) hereof, (a) any royalties arising from such agreement will be allocated and paid as follows: [ * ] percent ([ * ]%) to Cerus and [ * ] percent ([ * ]%) to Baxter, and (b) any up-front payments, milestone payments and license payments arising from such agreement will be allocated and paid [ * ] percent ([ * ]%) to Cerus, except that Baxter would be entitled to receive from Cerus Five Hundred Thousand Dollars ($500,000) of the Ten Million Dollars ($10,000,000) milestone payment that would be expected by Cerus from BioOne or another Japan partner on European CE mark approval. However, the BioOne milestone payment to Cerus for CE Mark approval will be reduced by half if CE Mark filing does not occur within [ * ] months following December 28, 2004. Accordingly, Cerus’ payment to Baxter will be reduced to $[ * ] if the CE Mark filing occurs after such date. If the definitive agreements with BioOne concerning the Plasma System terminate prior to CE Mark approval (or upon a default by BioOne in making its milestone payment referred to above), and such milestone payment is not replaced with a similar milestone payment to Cerus, in the amount of at least [ * ]

EXECUTION	19	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Dollars ($[ * ]), under an agreement with another Japan partner, Cerus will not be obligated to make the payment to Baxter as stated above. If Cerus does not make such payment, upon reversion of rights to Baxter and Cerus from BioOne, the rights and obligations of Cerus and Baxter concerning the Plasma System in the countries of the BioOne Territory will revert to the terms of the RBC/FFP Agreement.

9.6 Arising from Third-Party Arrangements.

(a) If, during the period that Baxter retains Commercialization Rights for the Platelet System in any country, the Parties enter into an arrangement with a third party for commercialization of the such System in such country, any up-front payments, milestone payments, license payments and royalties arising from such agreement relative to the Platelet System will be allocated and paid as follows: [ * ] percent ([ * ]%) to Cerus and [ * ] percent ([ * ]%) to Baxter; and

(b) If, during the period that Baxter retains Commercialization Rights for the Plasma System in any country, the Parties enter into an arrangement with a third party for commercialization of the such System in such country, (i) any royalties arising from such agreement relative to the Plasma System will be allocated and paid as follows: [ * ] percent ([ * ]%) to Cerus and [ * ] percent ([ * ]%) to Baxter, and (ii) any up-front payments, milestone payments and license payments arising from such agreement relative to the Plasma System will be allocated and paid [ * ] percent ([ * ]%) to Cerus.

For the sake of clarity, if such an agreement with respect to any country is entered into as to the Platelet System or Plasma System after termination of Baxter’s Commercialization Rights for such System in such country, Baxter will not be entitled to the payments as provided above, but will instead be entitled to receive royalties arising from such agreement as provided in Article 5 of the License Agreement.

9.7 Intersol Pooling Sets, Intersol SDP Conversion Kits and Intersol SDP Collection Kits To Be Sold by Baxter.

(a) Baxter shall continue to make available to customers, at reasonable pricing, Intersol Pooling Sets, Intersol SDP Conversion Kits and Intersol SDP Collection Kits (collectively “Intersol Products”). For all such products sold by Baxter or Baxter’s affiliates in any country where Baxter retains Commercialization Rights, Baxter will pay to Cerus [ * ] percent ([ * ]%) of the Integration Premium. Such payments shall be made according to the provisions governing Revenue Sharing Payments under the Platelet Agreement.

(b) For all Intersol Products sold by Baxter or Baxter’s Affiliates in a country in the Reverted Rights Region, whether or not for use in connection with the Platelet System, Baxter shall pay to Cerus:

(i) [ * ] on sales of Intersol Products in such country until receipt of regulatory approval to market the Platelet System in such country;

EXECUTION	20	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) During each [ * ] month period following the date of such regulatory approval in such country, (the “Commencement Date”):

(A) A royalty of [ * ] percent ([ * ]%) of Net Sales of Intersol Products up to (but not exceeding) [ * ] of Intersol Products sold in such country during the [ * ] month period immediately preceding the Commencement Date (the “Base Volume”); and

(B) [ * ] percent ([ * ]%) of the Integration Premium on sales of Intercept Products exceeding the Base Volume. In any country where the Platelet System receives regulatory approval prior to Intersol Product stand-alone approval, there is [ * ].

(c) In the event that Baxter enters into any new license, supply or other commercialization arrangement with a third Person relating to use of Intersol in connection with the Platelet System, Cerus shall be entitled to receive [ * ] percent ([ * ]%) of any up-front payments, milestone payments, license payments and royalties arising from such agreement. It is understood that any such agreement by Baxter is subject to Cerus’ prior written consent.

(d) For all bulk Intersol Solution sold by Baxter or Baxter’s Affiliates for use in any country where Baxter retains Commercialization Rights, Baxter will pay to Cerus [ * ] percent ([ * ]%) of the Bulk Intersol Premium.

(e) For all bulk Intersol Solution sold by Baxter or Baxter’s Affiliates for use in a Reverted Rights Region, Baxter will pay to Cerus [ * ] ([ * ]%) of the Bulk Intersol Premium.

(f) As used in this Section 9.7, the following terms have the following meanings and, for the definitions of Intersol Pooling Set, Intersol SDP Conversion Kit, Intersol SDP Collection Kit, Base Pooling Set, Base Intersol Collection Kit and Intersol Solution, include all improvements and modifications to current and future such products developed, produced, marketed or sold by Baxter to accomplish a similar purpose related to the Platelet System:

“Agreement Year” means a calendar year.

“Average Selling Price” shall mean the gross sales revenue, less product return credits and pricing adjustments, divided by net units sold.

“Base Pooling Set” means Baxter’s disposable set for pooling of platelets, not containing Intersol Solution.

EXECUTION	21	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Base SDP Collection Kit” means Baxter’s disposable kit for collection of single donor platelets using Baxter’s technology and platform, not containing Intersol Solution.

“Bulk Intersol Premium” means the difference between Baxter’s Net Sales and Cost of Goods for bulk Intersol Solution, as such terms are defined in the Platelet Agreement, as amended by Section 9.3(a) hereof.

“Integration Premium” means the pricing differential between a Base SDP Collection Kit and an Intersol SDP Collection Kit, and the pricing differential between a Base Pooling Set and an Intersol Pooling Set, minus Baxter’s Cost of Goods (as defined in the Platelet Agreement, as amended by Section 9.3(a) hereof) for the Intersol Solution and integration. Such pricing differential should be calculated based on the prior Agreement Year’s actual Average Selling Price of the Base SDP Collection Kit and the Intersol SDP Collection Kit. For Intersol SDP Conversion Kits, the Integration Premium per kit will be equal to the prior Agreement Year’s actual Average Selling Price of Intersol SDP Conversion Kits minus Baxter’s Cost of Goods (as defined in the Platelet Agreement, as amended by Section 9.3(a) hereof) for the Intersol SDP Conversion Kit. In the event that for any Agreement Year, it is not possible to calculate a meaningful pricing differential between Base SDP Collection Kits and Intersol SDP Collection Kits, or between Base Pooling Sets and Intersol Pooling Sets (e.g. because Baxter includes Intersol in all or substantially all its collection kits and pooling sets) the parties will use the pricing differential that existed in the most recent Agreement Year in which there was such a differential. The Integration Premium will be determined as soon as reasonably possible for each Agreement Year.

“Intersol Net Sales” means the amount invoiced by Baxter and Baxter Affiliates for Intersol Products, less credits or allowances, if any, for rejections or returns, customary trade discounts actually given, less customs and duties paid; less separately invoiced and actually incurred taxes and other governmental charges that are imposed directly on or measured by the sale, transfer, transportation, delivery or use of an Intersol Product; and less freight on shipment from Baxter to end users.

“Intersol SDP Collection Kit” means Baxter’s disposable kit including Intersol Solution for collection of platelets using Baxter’s technology and platform as modified to be compatible with the Platelet System such that platelets collected with the Intersol Baxter SDP Kit can be pathogen inactivated, without any further processing, through the Platelet System.

“Intersol SDP Conversion Kit” means a disposable set having Intersol Solution which permits the preparation of single donor platelets collected on a non-Baxter apheresis collection platform to interface with the Platelet System.

EXECUTION	22	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Intersol Pooling Set” means a disposable set for the pooling of platelets including Intersol Solution, such that platelets pooled can be pathogen inactivated, without any further processing, through the Platelet System.

“Intersol Solution” means a proprietary platelet storage solution currently sold under the trademark “Intersol”.

(g) In consideration of the payments provided for in Sections 9.7(a) and (b), above, Cerus waives the right to receive a [ * ] percent ([ * ]%) royalty on such sales (which would otherwise be required by Section 8.3 of the Platelet Agreement). In addition to the payments provided for in Section 9.7(a) and 9.7(b), Baxter shall pay to Cerus [ * ] percent ([ * ]%) of the amount by which (i) the sales price to any customer for any Intersol Product in any country exceeds (ii) the Average Selling Price of such product on the date [ * ] months prior to receipt of regulatory approval for such product in such country plus any increase in cost of goods. Such payment obligation shall commence to accrue on such date ([ * ] months prior to regulatory approval). Such payment will not be required on sales of Intersol Products on which Cerus is already receiving [ * ] percent ([ * ]%) of Integration Premium pursuant to [ * ].

(h) Baxter shall not be required to make any payment to Cerus pursuant to this Section 9.7 on the sale of Intersol Products or bulk Intersol to Cerus pursuant to the Manufacturing Agreement.

(i) The period of time over which Baxter shall report and make payments pursuant to this Section 9.7, with respect to each country, is [ * ] years from the date of first commercial sale of the Intersol Product or bulk Intersol Solution in the relevant country or until the date of the last to expire Licensed Patent covering the Intersol Product or Intersol Solution in the relevant country whichever period is longer (the “Royalty Period”). For Intersol Products and bulk Intersol manufactured by Baxter prior to the expiration of the applicable Royalty Period and sold by Baxter within [ * ] months after the expiration of such Royalty Period, Baxter shall pay to Cerus the applicable royalty amount set forth in Section 9.7.

(j) Baxter shall not cease making Intersol Products available unless Baxter has provided Cerus with [ * ] months’ prior written notice of such intention and has provided Cerus with all information and assistance required pursuant to the License Agreement and Manufacturing Agreement to enable Cerus to manufacture such products, or have them manufactured by third parties.

EXECUTION	23	RESTRUCTURING AND SETTLEMENT AGREEMENT

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9.8 Concerning Platform Manufacturer Agreements. Baxter agrees, for the benefit of Cerus, to continue to supply Intersol Solution to [ * ], and otherwise comply with its obligations under (a) the Technology Development Agreement and Requirements Contract with such company entered into as of [ * ], as amended effective [ * ], (b) the Supply Agreement entered into as of [ * ], with [ * ], and (c) the Supply Agreement entered into as of [ * ], with [ * ].

9.9 Concerning Intersol Solution Validation Activities. In the event that Cerus requires that Intersol Solution to be made available in Intersol Collection Kits, Intersol SDP Conversion Kits or Intersol Pooling Sets in any country where Baxter has not previously obtained regulatory approval for such use of Intersol Solution, Baxter, at Cerus’ request and expense, will expeditiously undertake such activities as necessary or appropriate to obtain such approval. Cerus and Baxter will mutually agree on plans and budgets for such activities, which agreement will not be unreasonably withheld.

9.10 Concerning Third-Party [ * ]. In the event that Baxter obtains a [ * ] from [ * ] of [ * ] relating to [ * ] in [ * ] held by [ * ], including [ * ], Cerus shall pay to Baxter the lesser of (x) [ * ] percent ([ * ]%) of the amount paid by Baxter to [ * ] to obtain [ * ], or (y) $[ * ]; provided that Cerus shall be obligated to make such payment only if Baxter elects [ * ] for [ * ].

10. MUTUAL RELEASES.

10.1 Baxter’s Release. Upon execution of this Agreement and the Concurrent Agreements and subject to the complete fulfillment and performance of all conditions set forth therein, Baxter together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees and insurers hereby fully releases, remises, forgives and discharges (collectively “Releases”) Cerus, together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees and insurers from all claims, actions and causes for action (whether at law, in equity, or otherwise), disputes, demands, counterclaims, arbitrations, duties, debts, suits, damages, obligations, costs, expenses, liens, liabilities, accounts, reckonings, rights, rights of action, rights of indemnity (whether legal or equitable), rights of subrogation, rights to contribution, defenses, setoffs and remedies of any nature whatsoever, (collectively “Claims”) whether known or unknown, which Baxter has, or ever had, or, may hereafter have, for, upon, or by reason of any matter, cause, or thing, of any nature whatsoever, except as set forth in Section 10.3 hereof, occurring at any time or times up to the date of this Agreement (but not including obligations under this Agreement or the Concurrent Agreements); in each case solely to the extent arising out of any failures of Cerus to have performed any of its obligations under the Platelet Agreement or the RBC/FFP Agreement. Baxter acknowledges and affirms that it is not relying on, and has not relied on, any representation or statement made by Cerus with respect to the facts involved in this release or with regard to the rights or asserted rights of Baxter. Baxter hereby assumes all risk with respect to any mistakes of fact with regard to this release and with regard to all facts which are now unknown to Baxter relating thereto.

EXECUTION	24	RESTRUCTURING AND SETTLEMENT AGREEMENT

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10.2 Cerus’ Release. Upon execution of this Agreement and the Concurrent Agreements and subject to the complete fulfillment and performance of all conditions set forth therein, Cerus, together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees, and insurers hereby fully releases, remises, forgives and discharges (collectively “Releases”) Baxter, together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees and insurers from all claims, actions and causes for action (whether at law, in equity, or otherwise), disputes, demands, counterclaims, arbitrations, duties, debts, suits, damages, obligations, costs, expenses, liens, liabilities, accounts, reckonings, rights, rights of action, rights of indemnity (whether legal or equitable), rights of subrogation, rights to contribution, defenses, setoffs and remedies of any nature whatsoever (collectively “Claims”) , whether known or unknown, which Cerus has, or ever had, or, may hereafter have, for, upon, or by reason of any matter, cause, or thing, of any nature whatsoever, except as set forth in Section 10.3 hereof, occurring at any time or times up to the date of this Agreement (but not including obligations under this Agreement or the Concurrent Agreements); in each case solely to the extent arising out of any failures of Baxter to have performed any of its obligations under the Platelet Agreement or the RBC/FFP Agreement. Cerus acknowledges and affirms that it is not relying on, and has not relied on, any representation or statement made by Baxter with respect to the facts involved in this release or with regard to the rights or asserted rights of Cerus. Cerus hereby assumes all risk with respect to any mistakes of fact with regard to this release and with regard to all facts which are now unknown to Cerus relating thereto.

10.3 Survival of other Agreements and Claims. It is understood and agreed that the Platelet Agreement and the RBC/FFP Agreement survive this Agreement and remain in effect, as amended by this Restructuring Agreement. Nothing in this Agreement is intended to alter the rights and obligations of the Parties that have accrued to the Parties under the Platelet Agreement or the RBC/FPP Agreement to the date hereof, except solely to release Claims for any failures to perform, as expressly stated in Sections 10.1 and 10.2 of this Agreement. It is further understood and agreed that, notwithstanding Sections 10.1 and 10.2, neither Party Releases the other Party from any Claims (a) specifically for amounts that have accrued, but are unpaid, as of the date hereof (i) for Revenue Sharing Payments (as defined in the Platelet Agreement and RBC/FFP Agreement), or (ii) for Cooperative Development Work (as defined in the Platelet Agreement and RBC/FFP Agreement); or (b) arising from inaccuracies that may be discovered in any payments that have previously been made or credits given, or the accounting or reporting thereof, in respect of Revenue Sharing Payments or for Cooperative Development Work, including without limitation any of the same discovered through audit. However, Claims against Baxter for having previously remitted Revenue Sharing Payments to Baxter Capital Corporation are released pursuant to Section 10.2 of this Agreement.

10.4 Representation and Warranty. Baxter and Cerus each represents and warrants on its own behalf that it has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any action,

EXECUTION	25	RESTRUCTURING AND SETTLEMENT AGREEMENT

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cause of action, suit, debt, obligation, account, contract, agreement, covenant, guarantee, judgment, controversy, damage claim, counterclaim, liability or demand of any nature whatsoever against the other.

11. EFFECT ON PLATELET AGREEMENT AND RBC/FFP AGREEMENT.

11.1 Incorporation By Reference. Any provision of this Agreement modifying the obligations of the Parties under the Platelet Agreement or the RBC/FFP Agreement shall be considered to be incorporated in each such agreement, respectively. The Parties may elect to restate those agreements to reflect such modifications, but the effectiveness of such modifications is immediate, and not contingent on restating those agreements. Except as modified by this Agreement or the Concurrent Agreements and the Escrow Agreement, the Platelet Agreement and RBC/FFP Agreement shall remain in full force and effect.

11.2 Other Changes.

(a) The term “Management Board” as used in the Platelet Agreement and the RBC/FFP Agreement is replaced by the term “Governance Committee.”

(b) Sections 5.1 and 5.2 of the RBC/FFP Agreement are amended to provide that Baxter, rather than Cerus, will have the responsibility for production of the compound removal/adsorption device(s) for removing residual compounds and by-products following the pathogen inactivation process in the Plasma System (referred to in such agreement as “S59 removal devices” and also commonly referred to by the Parties as the “CADs” for the Plasma System). It is understood that Baxter presently has production capacity for approximately [ * ] of such units per year ([ * ]). If Cerus requires additional production, Cerus will be responsible for the purchase of an additional tool or tools.

(c) This Agreement supersedes any provisions of the Platelet Agreement or the RBC/FFP Agreement permitting Cerus to terminate Baxter’s Commercialization Rights, or the exclusivity of Baxter’s marketing rights, as a consequence of a failure by Baxter, during 2005, 2006 or any Extension Period, if applicable, to meet market share objectives set forth in such agreements. Cerus, however, retains its rights to effect a termination of Commercialization Rights under either such agreement, as a whole or as to individual countries, in the case of breach by Baxter of the respective agreement, or pursuant to Section 12.1 of this Agreement (without limiting other rights or remedies). In such event, without limiting any other rights and remedies of Cerus, all countries affected by such termination shall automatically be included in the Reverted Rights Region, and (a) Cerus shall, as to the affected countries, be entitled to the rights provided under this Agreement and the Concurrent Agreements, subject to its obligations thereunder, and (b) the provisions of the Platelet Agreement and RBC/FFP Agreement for sharing of revenues upon sales by Cerus, or sublicensing by Cerus, are deemed to be superseded (in the countries so affected) by the provisions of this Agreement and the Concurrent Agreements.

EXECUTION	26	RESTRUCTURING AND SETTLEMENT AGREEMENT

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12. TERMINATION.

12.1 Termination Events. In addition to the provisions in the Platelet Agreement and the RBC/FFP Agreement permitting termination thereof, in the event Baxter fails to perform any of its obligations under this Agreement, and such failure is not cured within [ * ] days after written notice from Cerus to BHC, Cerus may terminate the Platelet Agreement and/or the RBC/FFP Agreement, without terminating any other rights or remedies.

12.2 Extension of Platelet Agreement. The term of the Platelet Agreement, as stated in Section 15 of the Platelet Agreement, is extended until the date on which all Commercialization Rights of Baxter as to the Platelet System are terminated in all countries.

12.3 Surviving Agreements; Provisions.

(a) Upon termination of the Platelet Agreement or the RBC/FFP Agreement, the following shall remain in effect:

(i) This Agreement, the Concurrent Agreements and the Escrow Agreement, except to the extent any of such agreements have expired by their terms, or been earlier terminated;

(ii) Any provisions of the Platelet Agreement or the RBC/FFP Agreement, which pursuant to the express terms of such agreement, survive its termination.

(b) Upon termination of this Agreement, the following shall remain in effect: Sections 2.9, 2.11, 2.12, 2.13(d) through (g), 3.1(b), 3.2(a), 3.2(c), 3.2(d), 3.3, 4, 9.5, 10, 11, 12, 13, 14 and 15.

12.4 Baxter Termination Right. In the event that Cerus fails to comply with its obligations under Section 3.2(b) hereof concerning funding of activities in 2005 directed toward application for CE Mark, and such failure is not cured within [ * ] days after written notice from BHC to Cerus, Baxter may terminate its obligations pursuant to Section 3.2(b) hereof relating to CE Mark activities and shall be entitled to receive payment for any such activities completed by Baxter up to the date of termination. In addition, upon such event, Baxter may require Cerus to reimburse Baxter the amount of Baxter’s then depreciated cost of certain equipment that has been acquired by Baxter for the dedicated purpose of producing Plasma Sets and that is not useable by Baxter for other purposes. Baxter represents that the depreciated cost of such equipment as of the date of this Agreement is [ * ] Dollars ($[ * ]). Unless Cerus notifies Baxter that Cerus

EXECUTION	27	RESTRUCTURING AND SETTLEMENT AGREEMENT

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wishes to acquire any such equipment, Baxter will make reasonable efforts to dispose of the equipment and Cerus’ payment obligation will be reduced by the proceeds of disposition. If Cerus elects to purchase the equipment, title will pass to Cerus upon payment by Cerus to Baxter of such full depreciated cost.

13. REPORTS AND PAYMENTS.

13.1 Reports. Within [ * ] days after the end of each calendar quarter, Baxter agrees to make written reports to Cerus identifying Baxter’s actual Intersol Product and Bulk Intersol sales and Integration Premium, royalties and other payments from sales of Intersol Products and Bulk Intersol Premium during such month and the amount of payments (“Intersol Sharing”) due to Cerus.

13.2 Payment of Royalties. Within [ * ] days after calendar quarter end, Baxter shall pay to Cerus the Intersol Sharing due for the Intersol in U.S. dollars.

13.3 Currency. All payments due hereunder shall be made in U.S. Dollars. Pricing for the Intersol Products will be presented in local currency and converted into U.S. dollars during the Intersol sharing period being reported subject to Section 9.7 hereof. The conversion rate to U.S. dollars for Intersol Sharing Payments shall be the average conversion rate over all days of the Intersol Sharing period reported, as quoted in the Wall Street Journal. The conversion rate to U.S. dollars applicable to expenditures as to the European Territory pursuant to Sections 2.1 through 2.9 shall be made at Baxter’s internal rate used by Baxter generally for international currency exchange accounting.

13.4 Late Payment. Failure by Baxter, Baxter’s Affiliates or sublicensees to pay any undisputed amounts when due shall result in the accrual of interest on the remaining unpaid balance at a rate equal to the lesser of [ * ] percent ([ * ]%) per month or the maximum rate allowed by law.

13.5 Withholding Taxes. Where required to do so by applicable law, Baxter shall withhold taxes required to be paid to a taxing authority on account of any Intersol Sharing payments to Cerus hereunder, and Baxter shall furnish Cerus with satisfactory evidence of such withholding and payment in order to permit Cerus to obtain a tax credit or other relief as may be available under the applicable law. Baxter shall be responsible for penalties and interest accessed for late payment or failure to withhold.

13.6 Audit. For a period of [ * ] years (the “Audit Period”) after sales of any Intersol Products by Baxter in the Territory, Baxter will keep records of all such sales and Integration Premium of Intersol Product in sufficient detail to enable the Intersol Sharing payable hereunder to be determined. For a period of [ * ] years after any activities pursuant to Section 2 hereof, Baxter will keep records of its expenditures that are charged against the Escrow Account or against Baxter’s funding commitments pursuant to Sections 2.1 through 2.13, and of its FTEs (including dedicated and allocated FTEs) committed to such activities for the Platelet System and the Plasma System, respectively.

EXECUTION	28	RESTRUCTURING AND SETTLEMENT AGREEMENT

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For a period of [ * ] years after any determination of Adjusted Gross Margin pursuant to Section 8.3, Baxter will keep records in sufficient detail to enable such amount to be determined. Notice by Cerus, pursuant to Section 8.3, accepting Baxter’s determination of Adjusted Gross Margin does not preclude Cerus from later obtaining an adjustment of the European Buy-Out Price or ROW Country Buy-Out Price, if the Baxter’s determination of Adjusted Gross Margin subsequently proves to have been inaccurate. From time to time during such Audit Period, Cerus may at its own expense cause an independent third party auditor reasonably acceptable to Baxter to audit Baxter’s relevant books and records for the purpose of determining compliance with this Agreement.

In the event that an audit is proposed with respect to Baxter’s proprietary information (“Restricted Information”), then on the written demand of Baxter the individuals conducting the audit with respect to the Restricted Information will be limited to Cerus’ independent auditors. Such independent auditors shall enter into an agreement with Baxter, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit and establishing what information such auditors will be permitted to disclose in reporting the results of any audit of Restricted Information.

Any such audit shall be conducted during regular business hours in a manner that does not interfere unreasonably with the operations of Baxter. The aggregate number of audits of Baxter’s books and records conducted under this Section 13.6 shall not exceed, in any [ * ] month period, one (1) financial audit, relating to sales of Intersol Products, one (1) financial audit relating to activities pursuant to Section 2, in addition to audit of any determination of Adjusted Gross Margin pursuant to Section 8.3. Subject to the foregoing limitations, any such audit shall be conducted when requested by notice given not less than [ * ] days prior to the commencement of the audit.

Any overpayment or underpayment determined by this Section 13.6 shall be due and payable to the other party by the party owing such amount within [ * ] days after notice of such audit finding. In the event that any audit performed hereunder results in an increase of [ * ] percent ([ * ]%) or more in any payment due Cerus hereunder, Baxter shall be obligated to pay any reasonable expenses incurred by Cerus with respect to such audit.

14. INDEMNIFICATION. Section 17.7 of the RBC/FFP Agreement “Baxter Indemnification — Products” shall be considered to be incorporated by reference in the Platelet Agreement.

15. MISCELLANEOUS.

15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

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15.2 Assignment and Delegation.

(a) No Assignments Except as Permitted. No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Party. That Party shall not unreasonably withhold its consent. “Permitted Assignees” include an Affiliate of the assigning Party and a third party to whom the assigning Party transfers substantially all of the products, business and services to which this Agreement relates and who assumes all obligations of the assigning party under this Agreement and has the capability to perform such obligations. All other assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this Section, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which a Party participates, regardless of whether it is the surviving or disappearing corporation.

(b) No Delegations. No Party may delegate any performance under this Agreement.

(c) Ramifications of Purported Assignment or Delegation. Any purported assignment of rights or delegation of performance in violation of this Section is void.

15.3 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors and assigns of the Parties hereto.

15.4 Entire Agreement; Amendments. This Agreement and the Concurrent Agreements contain the entire understanding of the Parties with regard to the subject matter contained herein and thereon, and supersede all prior agreements or understandings between Cerus and Baxter with respect to the subject matter of this Agreement, the Restructuring Agreement and the Concurrent Agreements. This Agreement will not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

15.5 Force Majeure. Neither Party will be deemed in default if delayed or prevented from performing its obligations under this Agreement, in whole or in part, due to an act of God, fire, flood, explosion, civil disorder, strike, lockout or other labor trouble, material shortages of utilities, equipment, materials or facilities, delay in transportation, breakdown or accident, riot, war, terrorist attack or other cause beyond its control (a “Force Majeure Event”); provided that it shall resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event.

15.6 Interpretation; No Strict Construction. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

EXECUTION	30	RESTRUCTURING AND SETTLEMENT AGREEMENT

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15.7 Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

15.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and permitted assigns.

15.9 Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

15.10 Notices. Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in accordance with the terms of the License Agreement.

15.11 Nonwaiver. No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

15.12 Alternative Dispute Resolution. Any disputes arising under this Agreement shall be resolved as follows:

(a) Any dispute relating to the provisions of this Agreement that concern solely the Loan Agreement will be resolved in accordance with the terms of the Loan Agreement and otherwise in accordance with legal process.

(b) Any dispute relating to the rights and obligations of Cerus and Baxter concerning, or arising out of, Baxter’s Commercialization Rights or other continuing rights and obligations under the Platelet Agreement or the Plasma Agreement

EXECUTION	31	RESTRUCTURING AND SETTLEMENT AGREEMENT

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(except disputes of the nature described in Section 15.12(c) below) will be resolved in accordance with the terms of the Plasma Agreement, including Governance Committee processes and other processes for dispute resolution (whether the dispute relates to the Platelet System or the Plasma System). For the sake of consistency, any disputes arising under the Platelet Agreement will also henceforth be resolved by the processes for dispute resolution set forth in the Plasma Agreement, including Governance Committee and other processes.

(c) Any disputes (i) as to whether Baxter retains Commercialization Rights or (ii) relating to the rights and obligations of Cerus and Baxter concerning, or arising out of Cerus’ Commercialization Rights, after Cerus gains such rights, or (iii) relating to the European Territory Buy-Out Rights or the ROW Country Buy-Out Rights; shall be resolved in accordance with this Subsection (c). Cerus and Baxter will attempt to settle any claim or controversy through good faith negotiations and in the spirit of mutual cooperation. Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute. In the event such senior management representatives cannot resolve the dispute, the dispute shall be submitted to binding arbitration for resolution. Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such dispute or controversy shall be arbitrated before a single arbitrator selected in accordance with the rules of the AAA. The arbitrator’s decision shall be final and binding upon the parties. The parties shall be entitled to full discovery in any such arbitration. Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(d) Notwithstanding the foregoing, any disputes arising under any Concurrent Agreement containing an explicit dispute resolution process will be resolved in accordance with that process.

(e) Nothing in this Section will prevent either Party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

15.13 Joint and Several Liability. BHSA and BHC’s obligations and liability under this Agreement shall be joint and several, including without limitation, with respect to each such party’s indemnification obligations under Section 14.

15.14 Availability of Injunction. Baxter and Cerus agree that any breach, or threatened breach, of this Agreement by one Party could cause irreparable damage to the other Party. The Parties agree that, in the event of such breach, or threatened breach, the Parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of any obligations hereunder without the necessity of any proof of actual damages or the posting

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of a bond or other security. The Parties further agree that any action pursuant to this Section can and shall be brought in the state or federal courts located in Chicago, Illinois or San Francisco, California. The Parties hereby consent to the jurisdiction of such state or federal courts over such disputes and hereby waive and agree not to raise any and all defenses to the exercise of jurisdiction by such state or federal courts, including without limitation, personal jurisdiction, improper venue and forum non conveniens.

{Signature Page to Follow}

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

BAXTER HEALTHCARE S. A.	CERUS CORPORATION

By: /s/ U. Eisenring	By: /s/ Claes Glassell
Name: U. Eisenring	Name: Claes Glassell
Title: Corporate Counsel, Baxter Healthcare SA	Title: President and CEO

By: /s/ B. Lenzlinger
Name: B. Lenzlinger
Title: Finance Director

BAXTER HEALTHCARE CORPORATION

By: /s/ John Greisch
Name: John Greisch
Title: Corporate Vice President and CFO

EXECUTION	S-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

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EXHIBIT A

EUROPEAN TERRITORY

AUSTRIA

BELGIUM &

LUXEMBUOURG

BOSNIA-HERCEGOVINA,

CROATIA, KOSOVO,

MACEDONIA, ROMANIA,

SLOVENIA, SERBIA &

MONTENEGRO

BULGARIA

CZECH REPUBLIC

DENMARK

ESTONIA

FINLAND

FRANCE

GERMANY

GREECE

HUNGARY

ICELAND

IRELAND

ITALY

LATVIA

LITHUANIA

NORWAY

POLAND

PORTUGAL

SLOVAK REPUBLIC

SPAIN

SWEDEN

SWITZERLAND

THE NETHERLANDS

TURKEY

UK

EXECUTION	Exhibit A-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of February 2, 2005 by and among Baxter Healthcare Corporation, a company organized under the laws of Delaware (“BHC”), Cerus Corporation, a company organized under the laws of Delaware (“Cerus”), and Union Bank of California, N.A., as Escrow Agent, with its office at 475 Sansome Street, 12th Floor, San Francisco, California (the “Escrow Agent”).

BACKGROUND

A. BHC and Cerus have entered into a Restructuring and Settlement Agreement dated as of February 2, 2005 (the “Restructuring Agreement”).

B. Section 2.6 of the Restructuring Agreement provides that BHC shall deposit [ * ] payments, of $[ * ], $[ * ] and $[ * ], on or before the [ * ] day following the [ * ], [ * ] and [ * ], respectively, into a joint BHC/Cerus escrow account.

C. The parties hereto desire to appoint Escrow Agent to receive such Escrow Amounts (the “Escrow Fund”); to hold and invest said Escrow Fund, together with any interest or other income earned thereon; and to disburse said Escrow Fund, together with any interest or other income earned thereon, in accordance with the terms set forth herein. Escrow Agent has agreed to act as such upon the terms, covenants and conditions hereinafter set forth.

AGREEMENT

In consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

2. Deposit of Escrow Amounts. BHC will deliver to the Escrow Agent, in accordance with Section 2.6 of the Restructuring Agreement, the following amounts (the “Escrow Amounts”):

(a) [ * ] Dollars ($[ * ]) on or before the [ * ] day following the [ * ]; and

(b) [ * ] Dollars ($[ * ]) on or before [ * ]; and

(c) [ * ] Dollars ($[ * ]) on or before [ * ].

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3. Escrow Fund. Upon receipt of the Escrow Amounts, the Escrow Agent shall send a notice to BHC and Cerus acknowledging receipt of such amounts and shall hold, administer and dispose of the Escrow Fund pursuant to the terms of this Agreement (the “Escrow”). All rights associated with the Escrow Fund, including any interest or other income attributable thereto, shall be exercised by the Escrow Agent, and shall in no event be exercisable by or rest with BHC unless otherwise provided for herein. Until such time as the Escrow Fund shall be distributed by the Escrow Agent as provided herein, the Escrow Fund and all interest shall be, net of expenses of the Escrow Agent as provided in Section 7, invested and reinvested by the Escrow Agent at the written direction of BHC and Cerus, in the name of the Escrow Agent or its nominee, in readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States. In the absence of written instructions otherwise, the Escrow Fund shall be invested in the Blackrock Provident T-Fund.

The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.

The parties acknowledge that the Escrow Agent may render administrative services and receive additional fees from the administrator or distributor of said Fund.

Any interest or other income earned by the Escrow Fund (“Interest”) shall be distributed in accordance with Section 4(f) below.

4. Distributions of the Escrow Fund; Termination of the Escrow. The Escrow Fund shall be distributed by the Escrow Agent in accordance with the following and with respect to subsections (a) –(e) below, after receipt of a signed certificate in the format provided for in Schedule I of this Agreement:

(a) Upon the receipt by the Escrow Agent of a certificate signed by both BHC and Cerus stating that BHC or Cerus is entitled to be reimbursed a specified dollar amount for marketing/promotional activities, and instructing the Escrow Agent to distribute such amount to the party (BHC or Cerus) that incurred the expenditure, the Escrow Agent shall distribute to such party the amount so specified.

(b) Upon the receipt by the Escrow Agent of a certificate signed by Cerus, stating that BHC is entitled to be reimbursed a specified dollar amount for R&D activities undertaken by BHC at Cerus’ request directed toward CE Mark approval of the INTERCEPT Blood System for Plasma (such certificate to designate whether such activities took place in 2005 or 2006), and instructing the Escrow Agent to distribute such amount to BHC, the Escrow Agent shall distribute to BHC the amount so specified. The total amount to be distributed under this Section 4(b) shall not exceed Two Million Two Hundred Thousand Dollars ($2,200,000), of which not more than [ * ] Dollars ($[ * ]) will be distributed pursuant to certificates designating payment for 2005 activities, and not more than [ * ] ($[ * ]) will be distributed pursuant to certificates designating payment for 2006 activities.

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Upon the receipt by the Escrow Agent of a certificate signed by both BHC and Cerus, dated after [ * ], designating a dollar amount to be distributed to BHC and Cerus in respect of amounts remaining unexpended with respect to [ * ], the Escrow Agent will distribute such designated amount in equal distribution to BHC and Cerus representing a year-end disbursement.

(d) Upon the receipt by the Escrow Agent of a certificate signed by both BHC and Cerus, dated after [ * ], designating a dollar amount to be distributed to BHC and Cerus in respect of amounts remaining unexpended with respect to [ * ], the Escrow Agent will distribute such designated amount in equal distribution to BHC and Cerus representing a year-end disbursement.

(e) Upon the initial deposit of amounts into the Escrow Fund, and on the first anniversary date of the date of this Agreement, the Escrow Agent may distribute to itself the Annual Escrow Administration Fee in the amount set forth on Schedule II hereto. Upon incurring of transactional charges or out-of-pocket expenses for which the Escrow Agent is entitled to payment pursuant to Schedule II, the Escrow Agent may distribute to itself the amount of such charges or expenses.

(f) The Escrow Agent shall pay to [ * ] all Interest earned in the Escrow Fund. Escrow Agent shall pay [ * ] quarterly and no later than fifteen (15) calendar days following the end of the quarter such Interest is accrued.

(g) In the event that the Escrow Fund has not been fully distributed in accordance with Section 4(a)-(e) by [ * ], either BHC or Cerus shall have the right to terminate this Agreement upon written notice to the other parties. Upon any such termination of this Agreement, the full amount of the Escrow Fund, including any accrued Interest, shall be distributed in equal distribution to BHC and Cerus.

(h) The Escrow Agent shall effect any distributions to BHC and Cerus via wire transfer of immediately available funds to the account of BHC and Cerus, respectively, set forth in Schedule III or otherwise designated in writing by BHC and Cerus.

5. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except as set forth in this Agreement, the Escrow Agent shall not have any duties or responsibilities under any provision of any other agreement, including without limitation, the Commercialization Agreement.

6. Liability of the Escrow Agent; Withdrawal. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its reasonable judgment, and may rely conclusively and shall be

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

protected in acting upon any court order, reasonable advice of counsel chosen by the Escrow Agent, or document executed by BHC and/or Cerus authorizing action (or inaction) in accordance with these instructions by the Escrow Agent (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer of the Escrow Agent unless it shall be proved that the Escrow Agent was negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. The Escrow Agent may execute ministerial and record keeping responsibilities hereunder through its authorized agents.

BHC and Cerus agree to indemnify the Escrow Agent for, and to hold it harmless from and against, any loss, liability, claims, actions, damages or expenses (including reasonable expenses and disbursements of its counsel) incurred without gross negligence, bad faith or intentional misconduct on the part of the Escrow Agent arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself against any such claim or liability.

In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrow Fund, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving 30 days’ prior written notice to BHC and Cerus and delivering the Escrow Fund to any successor Escrow Agent designated by BHC and Cerus in writing, or by any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. Prior to the effectiveness of such resignation, BHC and Cerus shall appoint a new Escrow Agent, which shall be a bank or national banking association. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) and (b) the day, which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

7. The Escrow Agent’s Fee. The Escrow Agent’s fees shall be as set forth on Schedule II hereto. The Escrow Agent shall be entitled to reimbursement for any reasonable expenses or disbursements incurred in connection with the performance of the Escrow Agent’s obligations hereunder. To the extent not paid pursuant to Section 4(e) hereof, BHC and Cerus shall equally bear the Escrow Agent’s fees and reasonable expenses. The Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

herewith, unless first indemnified and held harmless to its satisfaction, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent. In the event that any fees remain unpaid after 30 days after written notice of such fees to each of BHC and Cerus, Escrow Agent may withhold the amount of such unpaid fees from any income distributable to BHC or Cerus.

8. Inspection. All funds or other property held as part of the Escrow shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during the Escrow Agent’s business hours (with reasonable notice) inspect any records or reports relating to the Escrow Fund.

9. Accounting by Escrow Agent. Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between BHC, Cerus and Escrow Agent. Within 15 days following the close of each month and within 5 days after the removal or resignation of Escrow Agent, Escrow Agent shall deliver to BHC and Cerus a written account of its administration of the Escrow during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Escrow at the end of such month or as of the date of such removal or resignation, as the case may be.

10. Tax Reporting of Interest or Other Income Accrued with respect to the Escrow Fund. Escrow Agent shall, for each calendar year (or portion thereof) that the Escrow is in existence, report the interest income or other income of the Escrow on IRS Forms 1099. Pursuant to Proposed Treasury Regulations 1.468B-8, the Forms 1099 shall show as payor the Escrow Agent and as payee [ * ]. Further, each of BHC and Cerus shall not take any position in connection with the preparation, filing or audit of any Tax Return that is in any way inconsistent with the foregoing determination or the Forms 1099 provided by Escrow Agent.

11. Notices. All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by telecopy or facsimile transmission, in each case to the parties at the following addresses:

if to Baxter Healthcare Corporation to:

Baxter Healthcare Corporation

Rt. 120 & Wilson Road

Round Lake, IL 60073

Attn: General Manager, Transfusion Therapies

Fax: 847.270.3855

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) if to Cerus Corporation to:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Attn: Vice President, Legal Affairs

Fax: 925.288.6278

(c) if to Escrow Agent to:

Union Bank of California, N.A.

475 Sansome Street, 12th Floor

San Francisco California 94111

Attention: Vice President, Corporate Trust Department

Facsimile No.: (415) 296-6757

or to such other person or address as a party may designate in writing.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of conflicts of law thereof.

13. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

14. Modification. This Agreement may be amended or modified at any time by a writing executed by BHC, Cerus and the Escrow Agent.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

16. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

17. Entire Agreement; Severability and Further Assurances. This Agreement and all exhibits and schedules attached hereto constitute the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

remedy. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

18. Specimen Signatures. Escrow Agent may rely on the signatures of those individuals listed in Schedule IV attached to this Agreement as the Specimen Signatures of the Parties unless the Escrow Agent has received a written certification from the Party changing said Specimen Signature.

{SIGNATURE PAGE FOLLOWS}

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BAXTER HEALTHCARE CORPORATION

By:	EXHIBIT
Name:	EXHIBIT
Title:	EXHIBIT

CERUS CORPORATION

By:	EXHIBIT
Name:	EXHIBIT
Title:	EXHIBIT

UNION BANK OF CALIFORNIA, N. A.

By:	EXHIBIT
Name:	EXHIBIT
Title:	EXHIBIT

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE I

INTERCEPT ESCROW DISBURSEMENT CERTIFICATE

1.	Submitted by:

Baxter	☐
Cerus	☐

2.	Payment

Entity to be Paid:

Baxter	☐
Cerus	☐

3.	Purpose of Payment:

Marketing/Promotional Activities	☐
Plasma R&D	☐
Year End Disbursement	☐
Other	☐

4.	Amount of Payment .

5.	Authorized Signatures

Baxter Healthcare Corporation	Date	Cerus Corporation	Date

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE II

UNION BANK OF CALIFORNIA, N.A.

CORPORATE TRUST SERVICES

Schedule of Fees

for

Escrow Agent Services

Escrow Agreement

by and among

Baxter Healthcare Corporation, Cerus Corporation

and

Union Bank of California, N.A.

Acceptance and Set-up Fee:	[	* ]
(Due and payable on the closing date.)

Annual Escrow Administration Fee:	[	* ]
(First year’s fee is due and payable in advance on the closing date)

Legal Counsel Fee:	[	* ]
(use of Union Bank in-house legal counsel)

Transactional Charges:

Disbursements / wires (each):	[	* ]
Investments (per sale/purchase/transfer):	[	* ]

Out-of-Pocket Expenses:	[	* ]

Fees subject to acceptance and review by Union Bank of California, N.A. of all documents pertaining to this transaction.

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE III

Wire Transfer Instructions

For Baxter Healthcare Corporation:

[ * ]

For Cerus Corporation:

[ * ]

For Union Bank of California, N.A.

[ * ]

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE IV

Specimen Signatures

For Baxter Healthcare Corporation:

Daniel Bischof

Dean Gregory

Kevin McCullough

For Cerus Corporation:

David Cook

William Dawson

Claes Glassell

EXECUTION	Exhibit B-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

DEVELOPMENT ACTIVITIES

[ * ]

948880 v5/SF

EXECUTION	Exhibit C-1	RESTRUCTURING AND SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.